EX‑35.2

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.  A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.  To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C16
Special Servicer of the Arundel Mills & Marketplace, Marriott Philadelphia Downtown, and LaConcha Hotel & Tower loans under the MS 2014‐C15 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C15	Special Servicer
Special Servicer of the AmericasMart loan serviced the WF-RBs 2013‐C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C14
Special Servicer of the AmericasMart loan under the WF-RBS 2013‐C18 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C9	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013 -C7	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013 ‐ C10 PSA
Special Servicer of the Westfield Countryside loan under the MSBAM 2013 ‐ C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013‐C9 PSA
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013‐C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C6	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C4	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2011-C3	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2007-IQ15	Primary Servicer